      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 3, 1994

                                              REGISTRATION NO. 33-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
                            ______________________

                                    FORM S-8

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ______________________

                           BURLINGTON RESOURCES INC.
               (EXACT NAME OF ISSUER AS SPECIFIED IN ITS CHARTER)

        DELAWARE                                           91-1413284
(STATE OR OTHER JURISDICTION OF                         (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)                         IDENTIFICATION NO.)

                          5051 WESTHEIMER, SUITE 1400
                             HOUSTON, TEXAS  77056
              (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)

                           BURLINGTON RESOURCES INC.
                           1993 STOCK INCENTIVE PLAN
                            (FULL TITLE OF THE PLAN)

                              GERALD J. SCHISSLER
                           SENIOR VICE PRESIDENT, LAW
                          5051 WESTHEIMER, SUITE 1400
                             HOUSTON, TEXAS  77056
                                 (713) 624-9500
              (NAME AND ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE
        NUMBER, INCLUDING AREA CODE, OF REGISTRANT'S AGENT FOR SERVICE)

====================================================================================================================================
                                                   CALCULATION OF REGISTRATION FEE
====================================================================================================================================
                                                                     PROPOSED MAXIMUM          PROPOSED MAXIMUM
        TITLE OF SECURITIES                  AMOUNT TO BE            OFFERING PRICE               AGGREGATE             REGISTRATION
         TO BE REGISTERED                   REGISTERED(1)             PER SHARE(2)             OFFERING PRICE(2)             FEE
- ------------------------------------------------------------------------------------------------------------------------------------
Common Stock, $0.01 par value . . . . .     10,000,000 shares             $41.50                   $415,000,000          $143,104.45
- ------------------------------------------------------------------------------------------------------------------------------------


(1) The number of shares of Common Stock registered herein is subject to adjustment to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) and based on the average of the high and low prices of the Common Stock on the New York Stock Exchange on May 31, 1994, as the exercise price of the shares.

================================================================================

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

         The following documents heretofore filed with the Securities and Exchange Commission (the "Commission") by the Company pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act"), are incorporated in this Registration Statement by reference:

                 (a) Annual Report on Form 10-K of the Company for the fiscal year ended December 31, 1993;

                 (b) The Quarterly Report on Form 10-Q for the quarter ended March 31, 1994; and

                 (c) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A (Commission File No. 1-9971) dated June 21, 1988, filed with the Commission under Section 12 of the Exchange Act, as amended by Form 8 dated June 22, 1988.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

         The information required by Item 4 is not applicable to this Registration Statement since the class of securities to be offered is registered under Section 12 of the Exchange Act.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         The legality of the Common Stock offered hereby is being passed on for the Company by L. David Hanower, Vice President, Law of the Company. On the date of this Registration Statement, Mr. Hanower owned approximately 4200 shares of Common Stock.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the General Corporation Law of Delaware provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation -- a "derivative action"), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's charter, by-laws, disinterested director vote, stockholder vote, agreement or otherwise.

         Article X of the By-Laws of the Company requires indemnification to the full extent permitted under Delaware law as from time to time in effect. Subject to any liabilities imposed by Delaware law, the By-Laws provide an unconditional right to indemnification for all expenses, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) actually and reasonably incurred by any person in connection with any actual or threatened proceeding (including, to the extent permitted by law, any derivative action) by reason of the fact that such person is or was serving as a director or officer of the registrant or, at the request of the registrant, of another corporation, partnership, joint venture, trust or other enterprise, including an employee benefit plan. The By-Laws also provide that the registrant may, by action of its Board of Directors, provide indemnification to its employees and agents with the same scope and effect as the foregoing indemnification of directors and officers.

         Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145. Officers and directors of the Company are covered by insurance which (with certain exceptions and within certain limitations) indemnifies them against losses and liabilities arising from any alleged "wrongful act" including any alleged error or misstatement or misleading statement, or wrongful act or omission or neglect or breach of duty.

         Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for (i) any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) payments of unlawful dividends or unlawful stock repurchases or redemption, or
(iv) any transaction from which the director derived an improper benefit.

         Article 13 of the Certificate of Incorporation of the Company provides that to the full extent that the Delaware General Corporation Law, as it now exists or may hereafter be amended, permits the limitation or elimination of the liability of directors, a director of the registrant shall not be liable to the registrant or its stockholders for monetary damages for breach of fiduciary duty as a director. Any amendment to or repeal of such Article 13 shall not adversely affect any right or protection of a director of the registrant for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         The information required by Item 7 is not applicable to this Registration Statement.

ITEM 8.  EXHIBITS

         The following documents are listed as exhibits to this Registration Statement and are filed herewith unless otherwise indicated.


  Exhibit Number                              Description
  --------------                              -----------
       4.1            Certificate of Incorporation of the Company, as amended, is incorporated by reference to Exhibit 3.1 of the Company's Form 8, filed March 1990.
       4.2            By-Laws of the Company, as amended, are incorporated by reference to Exhibit 3.2 of the Company's Form 8, filed March 1993.
       5.1*           Opinion of L. David Hanower, Vice President, Law of the Company as to the
                      legality of the securities being registered.
      23.1*           Consent of L. David Hanower, Vice President, Law of the Company to the use of
                      his opinion in this Registration Statement is contained in such opinion filed as
                      Exhibit 5.1 to this Registration Statement.

  Exhibit Number                                   Description
  --------------                                   -----------
      23.2*           The consent of Coopers & Lybrand is included in Part II of this Registration
                      Statement.
      24.1*           A power of attorney, pursuant to which amendments to this Registration
                      Statement may be filed, is included on the signature page contained in Part II of this Registration Statement.
      99.1*           The Burlington Resources Inc. 1993 Stock Incentive Plan.

______________________________

* Filed herewith.


ITEM 9.  UNDERTAKINGS.

         (a)     The undersigned registrant hereby undertakes:

                 (1) To file, during any period in which offers or sales are being made, a post effective amendment to this registration statement:

                          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                          Provided, however, that the paragraphs (a)(1)(i) and
         (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                 (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 2nd day of June, 1994.

                                        BURLINGTON RESOURCES INC.



                                        BY:  /S/ JOHN E. HAGALE
                                           ------------------------------
                                                JOHN E. HAGALE
                                             SENIOR VICE PRESIDENT
                                          AND CHIEF FINANCIAL OFFICER



                               POWER OF ATTORNEY

         Each person whose individual signature appears below hereby authorizes John E. Hagale and Gerald J. Schissler and each of them as attorneys-in-fact with full power of substitution, to execute in the name and on behalf of such person, individually and in each capacity stated below, and to file, any and all amendments to this Registration Statement, including any and all post-effective amendments.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


       Signature                                               Title                                Date
       ---------                                               -----                                ----
 /s/ THOMAS H. O'LEARY                         Chairman of the Board, President and             June 2, 1994
- ------------------------------                 Chief Executive Officer
     Thomas H. O'Leary

  /s/ JOHN E. HAGALE                           Senior Vice President and Chief                  June 2, 1994
- ------------------------------                 Financial Officer
     John E. Hagale

  /s/ HAYS R. WARDEN                           Vice President and Controller                    June 2, 1994
- ------------------------------                 (Chief Accounting Officer)
      Hays R. Warden

   /s/ JOHN V. BYRNE                           Director                                         June 2, 1994
- ------------------------------
       John V. Byrne

 /s/ S. PARKER GILBERT                         Director                                         June 2, 1994
- ------------------------------
     S. Parker Gilbert

 /s/ JAMES F. MCDONALD                         Director                                         June 2, 1994
- ------------------------------
     James F. McDonald

 /s/ DONALD M. ROBERTS                         Director                                         June 2, 1994
- ------------------------------
     Donald M. Roberts

 /s/ WALTER SCOTT, JR.                         Director                                         June 2, 1994
- ------------------------------
     Walter Scott, Jr.

  /s/ WILLIAM E. WALL                          Director                                         June 2, 1994
- ------------------------------
      William E. Wall

                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We consent to the incorporation by reference in this Registration Statement of Burlington Resources Inc. on Form S-8 of our reports dated January 12, 1994 on our audits of the consolidated financial statements and financial statement schedules of Burlington Resources Inc. as of December 31, 1993 and 1992, and for each of the three years in the period ended December 31, 1993, which reports are included in the Burlington Resources Inc. Annual Report on Form 10-K for the year ended December 31, 1993, filed with the Securities and Exchange Commission.


                                        COOPERS & LYBRAND

Houston, Texas
June 2, 1994

                                   EXHIBIT INDEX


  Exhibit Number                              Description
  --------------                              -----------
       4.1            Certificate of Incorporation of the Company, as amended, is incorporated by reference to Exhibit 3.1 of the Company's Form 8, filed March 1990.
       4.2            By-Laws of the Company, as amended, are incorporated by reference to Exhibit 3.2 of the Company's Form 8, filed March 1993.
       5.1*           Opinion of L. David Hanower, Vice President, Law of the Company as to the
                      legality of the securities being registered.
      23.1*           Consent of L. David Hanower, Vice President, Law of the Company to the use of
                      his opinion in this Registration Statement is contained in such opinion filed as
                      Exhibit 5.1 to this Registration Statement.
      23.2*           The consent of Coopers & Lybrand is included in Part II of this Registration
                      Statement.
      24.1*           A power of attorney, pursuant to which amendments to this Registration
                      Statement may be filed, is included on the signature page contained in Part II of this Registration Statement.
      99.1*           The Burlington Resources Inc. 1993 Stock Incentive Plan.

______________________________

* Filed herewith.